SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: September 8, 2003
               (Date of earliest event reported) September 8, 2003


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


         OKLAHOMA                000-29225                      73-1513309
(State or other jurisdiction    (Commission                   (IRS Employer
     of incorporation)          File Number)                Identification No.)

                               14201 Wireless Way
                          Oklahoma City, Oklahoma 73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)

Information To Be Included in the Report

Item 5. Other Events and Required FD Disclosure.

     On September 8, 2003, Dobson Communications Corporation ("Dobson") announced the commencement of a private offering of $600 million principal amount of senior notes due 2013. In the offering memorandum, Dobson noted that it had previously reclassified its financial statements for each of the five years ended December 31, 2002 to reflect the classification of certain of its operations as "discontinued operations" as a result of its June 17, 2003 exchange with AT&T Wireless of its two wireless properties in California for two properties in Alaska. Dobson is not permitted under GAAP to include the historical results of operations associated with the California assets or the Alaska assets in its results from continuing operations for the periods prior to June 17, 2003 because the California assets are considered discontinued operations and because Dobson did not own the Alaska assets during these periods, nor does the SEC permit Dobson to give pro forma effect to the acquisition of these assets. For the twelve months ended June 30, 2003, Dobson's EBITDA and income from discontinued operations attributable to its California assets were $37.6 million and $14.5 million, respectively. A reconciliation of this EBITDA to income from discontinued operations is set forth below. Based on operational and financial information provided to Dobson by AT&T Wireless and certain assumptions, Dobson estimates that the EBITDA related to the Alaska assets for the twelve months ended June 30, 2003, would have been comparable to its California assets. These estimates are based on available information and upon certain assumptions Dobson believes are reasonable under the circumstances. These estimates may not reflect the actual results related to the Alaska assets had Dobson owned them during this period and may not be predictive of future results of operations.

     EBITDA represents income (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, other income, gain (loss) from extinguishment of debt, minority interests and loss of investment from joint venture. Dobson believes that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity's ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. EBITDA should not be construed as an alternative to net income as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

                                                Last 12 months ended
                                                   June 30, 2003
                                                --------------------
Operating results from income from
  discontinued operations:
    Service revenue                                $ 30,042,533
    Roaming revenue                                  36,363,754
    Equipment & other revenue                         1,800,171
                                                   ------------
          Total operating revenue                    68,206,458
                                                   ------------
Cost of service                                      15,109,276
Cost of equipment                                     3,458,621
Marketing & selling                                   4,842,852
General & administrative                              7,180,117
                                                   ------------
          Total operating expenses (excluding
            depreciation and amortization)           30,590,866
                                                   ------------
EBITDA                                               37,615,592

Depreciation & amortization                          (8,363,685)
Interest expense & other                             (5,909,024)
Income tax expense                                   (8,870,495)
                                                   ------------
         Income from discontinued operations       $ 14,472,388
                                                   ============


Item 7. Financial Statements and Exhibits.

Exhibit No.        Description
-----------        -----------

99.1        Registrant's press release dated September 8, 2003.

99.2        Registrant's press release dated September 8, 2003.

99.3        Registrant's press release dated September 8, 2003.

99.4        Registrant's press release dated September 8, 2003.

Item 9. Regulation FD Disclosure

     On September 8, 2003, the registrant issued a press release containing information regarding its proposed offering of $600 million of senior debt.

     On September 8, 2003,  the  registrant  issued a press  release  containing
information   regarding  its  and  Dobson/Sygnet   Communication   Corporation's
commencements of cash tender offers for preferred stock and senior notes.

     On September 8, 2003, the registrant issued a press release containing information regarding the filing of an amendment to its Registration Statement on Form S-3 and other matters.

     On September 8, 2003, the registrant issued a press release containing information regarding its consideration of a possible primary public offering of its shares of class A common stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOBSON COMMUNICATIONS CORPORATION


                                   By  RONALD L. RIPLEY
                                       Ronald L. Ripley, Vice President
                                       and Senior Corporate Counsel

September 8, 2003

                                 EXHIBIT INDEX

Exhibit
No.        Description                            Method of Filing
---        -----------                            ----------------

99.1    Press release dated September 8, 2003     Filed herewith electronically

99.2    Press release dated September 8, 2003     Filed herewith electronically

99.3    Press release dated September 8, 2003     Filed herewith electronically

99.4    Press release dated September 8, 2003     Filed herewith electronically